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                                                                   EXHIBIT 23.1


Auditors' Consent


We have issued our reports dated February 15, 1995 accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of Michael Foods, Inc. on Form 10-K for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Michael Foods, Inc. on Forms S-8 (File No. 33-31914, effective November 21, 1989; File Nos. 33-64076 and 33-64078, effective June 9, 1993; and File No. 33-57969, effective March 7,
1995).



                                                  /s/GRANT THORNTON  LLP

Minneapolis, Minnesota
March 17, 1995